SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PACHOLDER HIGH YIELD FUND, INC.

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PACHOLDER HIGH YIELD FUND, INC.

245 Park Avenue

New York, New York 10167

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 22, 2009

March 2, 2009

To the Shareholders:

The Annual Meeting of the shareholders of Pacholder High Yield Fund, Inc. (the “Fund”) will be held on April 22, 2009, at 11:00 a.m., Eastern Time, at 245 Park Avenue, New York, New York 10167 in the 5th floor Room LPR 1 and 2 Room. Please contact JPMorgan Funds Services at 1 877 217 9502 if you have any questions relating to attending the Annual Meeting in person. The Annual Meeting will be held for the following purposes:

1. To elect a Board of thirteen Directors to serve until the next annual meeting and until their successors are elected and qualified (Proposal 1);

2. To approve a new investment advisory agreement between the Fund and J.P. Morgan Investment Management Inc. to take effect on May 1, 2009 (Proposal 2);

3. To approve the amendment of one of the Fund’s investment restrictions to permit the Fund to write covered call options and purchase call options to close out open covered call options (Proposal 3);

4. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

The close of business on February 23, 2009 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ENSURE A QUORUM AT THE MEETING AND AVOID THE EXPENSE TO THE FUND OF FURTHER SOLICITATION. IN ADDITION TO VOTING BY MAIL, YOU MAY ALSO VOTE EITHER BY TELEPHONE OR VIA THE INTERNET, AS FOLLOWS:

To vote by Telephone:	To vote by Internet:
(1) Read the Proxy Statement and have your proxy card at hand.	(1) Read the Proxy Statement and have your proxy card at hand.

(2) Call the toll-free number that appears on your proxy card.	(2) Go to the website that appears on your proxy card.

(3) Enter the control number set forth on the proxy card and follow the simple instructions.	(3) Enter the control number set forth on the proxy card and follow the simple instructions.

We encourage you to vote by telephone or via the Internet using the control number that appears on your enclosed proxy card.

Whichever method you choose, please read the enclosed Proxy Statement carefully before you vote.

Important Notice regarding the availability of Proxy Materials for the Shareholder Meeting to be held on April 22, 2009.

This proxy statement is available at the website listed on your proxy card.

By Order of the Board of Directors,

Jessica K. Ditullio
Secretary

PACHOLDER HIGH YIELD FUND, INC.

245 Park Avenue

New York, New York

PROXY STATEMENT

Annual Meeting of Shareholders to be held on April 22, 2009

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Pacholder High Yield Fund, Inc. (the “Fund”) for use at the annual meeting of shareholders to be held on April 22, 2009 (the “Annual Meeting”) and at any adjournments thereof. If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted for the election of each nominee for director, for Proposal 2 and Proposal 3, and for or against any other matters acted upon at the meeting in the discretion of the persons named as proxies.

A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person. This proxy statement and the related proxy card will be mailed to shareholders on or about March 2, 2009.

The Board has fixed the close of business on February 23, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Fund had outstanding              shares of Common Stock and 1720 shares of Series W Auction Rate Cumulative Stock (“ARPS” or “Preferred Stock”). To the Fund’s knowledge, no person owned beneficially 5% or more of the outstanding shares of the Fund, as of the record date except as provided on Exhibit A. As of February 23, 2009, the directors and officers of the Fund as a group owned beneficially              shares of the Common Stock of the Fund.

Holders of the Fund’s outstanding shares of Common Stock and ARPS will vote together as a single class to elect eleven directors. As described herein under the section entitled “Proposal 1: Election of Directors,” holders of the Fund’s ARPS will vote separately from holders of the Common Stock to elect two additional directors. As described herein under the section entitled “Proposal 2: Approval of Investment Advisory Agreement” and “Proposal 3: Amendment of Investment Restriction on Covered Calls,” holders of Common Stock and ARPS will vote together as a single class and, in addition, holders of ARPS will vote separately as to Proposal 2. As to any other business that may properly come before the meeting, holders of the Common Stock and ARPS may vote together as a single class or separately, depending on the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Maryland General Corporation Law and the Fund’s charter with respect to the item of business. Each full share of the Fund’s Common Stock or ARPS is entitled to one vote and each fractional share of the Fund’s Common Stock or ARPS is entitled to a proportionate share of one vote.

The presence in person or by proxy of the holders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is present at the meeting but sufficient votes in favor of one or more proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shareholders present at the meeting in person or by proxy. The votes of shareholders indicating a vote against a proposal in their proxies will be cast against adjournment or postponement in respect of that proposal.

The Fund expects that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal at the meeting. The Fund understands that, under the rules of the New York Stock Exchange (“NYSE”) and the NYSE Alternext US, such broker-dealers may grant authority to the proxies designated by the Fund to vote on the election of directors for the Fund if no instructions have been received prior to the date specified in the broker-dealer firm’s request for voting instructions. Broker-dealer firms may, subject to certain conditions, exercise discretion over ARPS held in their names for which no instructions are received by voting such shares in the same proportion as they have voted ARPS for which they have received instructions.

In tallying shareholder votes, abstentions, withhold authority votes and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and either (i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee returns the proxy card but expressly declines to vote on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Under applicable law, abstentions, withhold authority votes and broker non-votes do not constitute votes “for” or “against” a matter and will be disregarded in determining “votes cast” on a proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against any adjournment.

PROPOSAL 1: ELECTION OF DIRECTORS

Background

The Board, based on the recommendation of the Nominating Committee, has nominated for election as directors of the Fund the individuals (each, a “Nominee” and collectively, the “Nominees”) who currently serve as trustees of the JPMorgan Funds, as defined below. Each Nominee would hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified. The Nominees are Fergus Reid, III, William J. Armstrong, John F. Finn, Dr. Matthew Goldstein, Robert J. Higgins, Peter C. Marshall, Marilyn McCoy, William G. Morton, Jr., Robert A. Oden, Jr., Frederick W. Ruebeck, James J. Schonbachler, Frankie D. Hughes, and Leonard M. Spalding, Jr. None of the Nominees have served as directors of the Fund. The Nominees are trustees of the JPMorgan Funds, a mutual fund complex consisting of 138 registered investment companies advised by J.P. Morgan Investment Management Inc. (“JPMIM”), the Fund’s investment adviser or its affiliates. JPMIM is a wholly owned subsidiary of JPMorgan Chase & Co., a leading global financial services firm with assets of $2.2 trillion and operations in more than 60 countries.

The Fund is currently overseen by a Board of six members. At a meeting held on January 15, 2009, the current Board, based upon the recommendation of the Nominating Committee, increased the number of directors of the Fund from six to thirteen, with such increase to take effect immediately after the Annual Meeting. The increase in the number of directors and the nomination of the thirteen Nominees is one of the last of a series of initiatives that are designed to, among other things, further integrate administration of the Fund with the JPMorgan Funds following the July 1, 2004 merger of Bank One Corporation into JPMorgan Chase & Co., the acquisition by JPMorgan Investment Advisors Inc. in 2005 of Pacholder Associates, Inc.’s 51% ownership interest in Pacholder & Company, LLC (“P&C”), the predecessor investment adviser to the Fund, and the merger of P&C into JPMIM in 2006. Since July 1, 2004, JPMIM and its affiliates have actively taken steps to integrate the fund operations acquired through these transactions to the greatest extent possible in order to take advantage of operational and administrative efficiencies that are expected to be achieved by such integration. One way to achieve such efficiencies is the election of a single Board for the Fund and the other U.S. registered investment companies advised by JPMIM and its affiliates (the “JPMorgan Funds Board”). This includes the election of the JPMorgan Funds Board for the Fund and certain other registered investment companies overseen by the current Board.

The current Board of the Fund (the “Alternative Products Board”) was elected at the shareholder meeting held on April 11, 2008 and resulted in the creation of a single Board for the Fund and other registered investment companies overseen by the Alternative Products Board. At the time the Alternative Products Board was elected, it was anticipated that the Alternative Products Board would oversee additional closed end and alternative strategy funds advised by JPMIM as they were formed and brought to market. Due to current economic conditions, it is unlikely that new funds of these types will be introduced on the schedule originally anticipated by JPMIM. In addition, it is anticipated that the number of Funds overseen by the Alternative Products Board will decrease as a result of the mergers discussed below. This anticipated decrease led Alternative Products Board to question whether a separate Board for JPMIM’s alternative products remained viable from an economic and administrative standpoint. In considering this question, JPMIM and the Alternative Products Board took into account the desire to provide fair compensation to the Alternative Products Board members for their services, incidental expenses incurred by the funds and the administrative burden and costs associated with maintaining multiple boards. The Alternative Products Board also serves as the Board for: (1) the J.P. Morgan Series Trust II, a registered investment company which consists of five funds whose shares are sold to insurance company separate accounts to fund variable insurance products (“Series Trust II”); and (2) JPMorgan Institutional Trust, a registered investment company which consists of five funds1 whose shares are sold to institutional investors in private placement transactions. On November 18, 2008, the Series Trust II announced that its Board of Trustees had approved, subject to shareholder approval, the merger of each of the Series Trust II funds into compatible series of JPMorgan Insurance Trust. The JPMorgan Insurance Trust is overseen by the JPMorgan Funds Board. In addition,                                  has filed a proxy to elect the Nominees as the Board of Trustees for                                 . If these initiatives are approved by the shareholders of Series Trust II and                                 , respectively, the JPMorgan Funds Board will effectively serve as the Board of the Funds that currently comprise Series Trust II and will also serve as the Board of                                 .

Ms. Ballenger, the Chairman of the Alternative Products Board and Mr. Williamson were elected by ARPS shareholders voting as a separate class on April 11, 2008. The proposal contemplates that Mr. Ruebeck and Mr. Schonbachler, the chairman and a member, respectively, of the Fixed Income Investments Sub-Committee described below, would serve as candidates for election by holders of the ARPS.

Additional information concerning the board restructuring proposal and the Nominees is set forth below.

Description of the Board Restructuring Proposal. At the December10-11, 2008 and January 15, 2009 meetings of the Board, JPMIM and JPMorgan Funds Management, Inc. (“JPMFM”), the Fund’s administrator, presented a proposal (the “Proposal”) to restructure the Fund’s Board so that the JPMorgan Funds Board would serve as the Board of Directors of the Fund. The Board for the Fund and the JPMorgan Funds would consist of thirteen members, including all of the thirteen existing members of the JPMorgan Funds Board.

Fergus Reid serves as the Chairman of the JPMorgan Funds Board and the Proposal contemplates that, if elected as a director of the Fund, he would serve as Chairman of the Fund’s Board as well. The JPMorgan Funds Board members serve as trustees for the following registered investment companies: (1) JPMorgan Trust I, a registered investment company which consists of 78 funds; (2) JPMorgan Trust II, a registered investment company which consists of 41 funds; (3) J.P. Morgan Mutual Fund Group, Inc., a registered investment company which consists of the JPMorgan Short Term Bond Fund II; (4) J.P. Morgan Fleming Mutual Fund Group, a registered investment company which consists of the JPMorgan Mid Cap Value Fund; (5) J.P. Morgan Mutual Fund Investment Trust, a registered investment company which consists of the JPMorgan Growth Advantage Fund; (6) JPMorgan Insurance Trust, a registered investment company which consists of 11 funds; (7) Undiscovered Managers Funds, a registered investment company, which consists of four funds, and (8) UM Investment Trust, a registered investment company, which consists of the Undiscovered Managers Multi-Strategy Fund.

The JPMorgan Funds overseen by JPMorgan Funds Board represent almost every asset class including (1) fixed income funds including traditional bond funds, municipal bond funds, high yield funds, government funds, and emerging market debt funds, (2) money market funds; (3) international, emerging market and country/region funds, (4) equity funds including small, mid and large capitalization funds and value and growth funds, (5) index funds, and (6) specialty funds including market neutral funds and funds that invest in real estate securities. Members of the Fund’s portfolio management team also serve on the portfolio management team of several of the JPMorgan Funds including the JPMorgan High Yield Bond Fund, the JPMorgan Tax Aware High Income Fund, and JPMorgan Strategic Income Opportunities Fund. With respect to the JPMorgan High Yield Bond Fund, the portfolio management team is the same as the portfolio management team that oversees the Fund. The JPMorgan Funds Board has several committees including an Investments Committee, a Compliance Committee, and a Governance Committee. The Investments Committee has three sub-committees including an Equity Sub-Committee, a Money Market and Alternative Investments Sub-Committee, and a Fixed Income Sub-Committee. Different members of the Investments Committee serve on the sub-committee with respect to each asset type thereby allowing the JPMorgan Funds Board to effectively evaluate information for the 138 Funds in the complex in a focused, disciplined manner.

The Fixed Income Sub-Committee is responsible for fixed income funds including funds that use high yield strategies such as the Fund. Mr. Fred Ruebeck serves as Chairman of the Fixed Income Sub-Committee. Currently, the Fixed Income Sub-Committee is responsible for 38 fixed income funds including all of the other registered investment companies managed by members of the Fund’s portfolio management team. The Fixed Income Sub-Committee also has access to information about other JPMorgan Funds that are not managed by the portfolio management team that utilize high yield strategies.

[1]	Two of the funds of JPMorgan Institutional Trust have not commenced operations.

In addition to the Investments Committee, the JPMorgan Funds Board also has a Governance Committee and a Compliance Committee. This Committee structure allows the JPMorgan Funds Board to effectively manage its workload and evaluate a large volume of information for the funds for which it is responsible.

Nominating Committee and Board Consideration of Proposal. Subsequent to the Board meeting on December 10, 2008, the Nominating Committee received from JPMIM and JPMFM additional information concerning the Proposal which included: (1) a description of the proposed changes to the size and composition of the Board; (2) a description of the collateral changes that are expected to flow from the Proposal including changes in committee structures and compensation and in service providers; (3) a discussion of how the Proposal would benefit the Fund and its shareholders; (4) information concerning the experience and qualifications of each member of the JPMorgan Funds Board; and (5) a discussion of how the Proposal would affect the Fund’s Operating Expenses noting that the Proposal would decrease gross Operating Expenses (exclusive of advisory fees which are based on performance and dividends paid on ARPS) because the trustee/director compensation would be allocated to all Funds overseen by JPMorgan Funds Board and both the number and asset base of the JPMorgan Funds is significantly higher resulting in a lower allocation of director compensation to the Fund. In addition, members of the Fund’s Nominating Committee met with members of the Governance Committee of the JPMorgan Funds on January 8, 2009 and received additional information concerning the JPMorgan Funds Board, its committee structure, and its ability to provide services comparable to those provided by the Alternative Products Board. With respect to Fund expenses, JPMFM and JPMIM previously agreed and continue to agree that: (1) JPMFM would not propose an increase in the 10 basis point fee payable under the Fund’s administrative services contract for four years (i.e., through December 31, 2012); and (2) JPMFM and JPMIM would agree to cap director compensation expenses and legal fees payable by the Fund for four years (i.e., through December 31, 2012) at the amount of such compensation and fees for 2007 (exclusive of extraordinary director compensation and legal fees attributable to the 2008 Board consolidation whereby the Alternative Products Board was elected). The agreed-upon cap does not apply to director compensation expenses for special meetings or to legal fees incurred with respect to matters not in the ordinary course of the Fund’s business.

The Nominating Committee met on January 13, 2009 to review and consider the Proposal and the additional information that had been provided by JPMIM and JPMFM and to determine whether implementation of the Proposal would be in the best interest of the Fund and its shareholders. The Nominating Committee considered, among other things, the anticipated benefits of the Proposal to the Fund and its shareholders including (1) administrative and operational efficiencies created by having the Fund and all other JPMorgan Funds overseen by boards composed of the same individuals; and (2) the experience of the JPMorgan Fund Board members including experience with the Fund’s and the JPMorgan Funds’ common service providers such as JPMIM, JPMFM, and JPMorgan Chase Bank, N.A., the Fund’s and the JPMorgan Funds’ custodian, fund accountant, and with respect to the Fund and certain JPMorgan Funds, securities lending agent. The Board also considered the ability of the JPMorgan Funds Board to devote sufficient attention to the Fund and provide services comparable to those provided by the Alternative Products Board noting that the JPMorgan Funds Board committee structure and the experience and qualification of its board members would allow the JPMorgan Funds Board to effectively oversee the Fund.

The Nominating Committee met again on January 15, 2009. At the meeting, the Nominating Committee considered the information provided by JPMIM and JPMFM, the experience and qualifications of the Nominees, and the benefits to shareholders of the Proposal. Based on its review, the Nominating Committee determined that the Proposal was in the best interest of the Fund and its shareholders. Accordingly, the Nominating Committee approved the Proposal and recommended that the full Board take the actions necessary to implement the Proposal. At its meeting on January 15, 2009, the Board reviewed the recommendation of the Nominating Committee. After consideration of the benefits to the Fund and its shareholders, the Board adopted the resolutions necessary to implement the Proposal including resolutions to: (1) increase the number of directors of the Fund from six to thirteen effective immediately after the Annual Meeting; and (2) nominate the Nominees for election at the Annual Meeting.

Information concerning the Nominees. Each Nominee has consented to being named in this proxy statement and has agreed to serve as a director of the Fund if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board may recommend. There are no family relationships among the Nominees. The address for each of the Nominees is 245 Park Avenue, New York, New York 10167.

The following tables set forth information concerning the Nominees.

Name and Age	Positions held with the Fund, Term of Office, and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[3] Overseen by Nominee	Other Directorships Held by Nominee[4]
Non-Interested Nominees
William J. Armstrong (1941)	None	Retired; CFO and Consultant, EduNeering, Inc. (internet business education supplier) (2000–2001); Vice President and Treasurer, Ingersoll-Rand Company (manufacturer of industrial equipment) (1972–2000).	144	None.

John F. Finn (1947)	None	President and Chief Executive Officer, Gardner, Inc. (wholesale distributor to outdoor power equipment industry) (1979–present).	144	Director, Cardinal Health, Inc (CAH) (1994–present); Chairman, The Columbus Association of the Performing Arts (CAPA) (2003 – present) (Greif, Inc. (packaging manufacturer) (2007 – present).

Dr. Matthew Goldstein (1941)	None	Chancellor, City University of New York (1999–present); President, Adelphi University (New York) (1998–1999).	144	Director, Albert Einstein School of Medicine (1998 – present); Director, New Plan Excel Realty Trust, Inc. (real estate investment trust) (2000–present); Director, Lincoln Center Institute for the Arts in Education (1999–present).

Name and Age	Positions held with the Fund, Term of Office, and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[3] Overseen by Nominee	Other Directorships Held by Nominee[4]
Robert J. Higgins (1945)	None	Retired; Director of Administration of the State of Rhode Island (2003–2004); President - Consumer Banking and Investment Services, Fleet Boston Financial (1971–2001).	144	None.

Peter C. Marshall (1942)	None	Self-employed business consultant (2001–present); Senior Vice President, W.D. Hoard, Inc. (corporate parent of DCI Marketing, Inc.) (2000–2002); President, DCI Marketing, Inc. (1992–2000).	144	None.

Marilyn McCoy (1948)	None	Vice President of Administration and Planning, Northwestern University (1985–present).	144	Trustee, Carleton College (2003–present).

William G. Morton, Jr. (1937)	None	Retired; Chairman Emeritus (2001–2002), and Chairman and Chief Executive Officer, Boston Stock Exchange (1985– 2001).	144	Director, Radio Shack Corporation (electronics) (1987–2008); Director, The National Football Foundation and College Hall of Fame (1994–present); Trustee, Stratton Mountain School (2001–present).

Robert A. Oden, Jr. (1946)	None	President, Carleton College (2002–present); President, Kenyon College (1995–2002).	144	Director, American University in Cairo ( to present); Trustee, Carlton College (2002 to present).

Name and Age	Positions held with the Fund, Term of Office, and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[3] Overseen by Nominee	Other Directorships Held by Nominee[4]
Fergus Reid, III (1932)	None	Chairman, Lumelite Corporation (plastics manufacturing) (2003–present); Chairman and Chief Executive Officer, Lumelite Corporation (1985–2002).	144	Trustee, Morgan Stanley Funds (164 portfolios) (1995–present).

Frederick W. Ruebeck (1939)	None	Advisor, Jerome P. Green & Associates, LLC (broker-dealer) (2000–present); Chief Investment Officer, Wabash College (2004–present); self-employed consultant (2000–present); Director of Investments, Eli Lilly and Company (1988–1999).	144	Trustee, Wabash College (1988–present); Chairman, Indianapolis Symphony Orchestra Foundation (1994–present).

James J. Schonbachler (1943)	None	Retired; Managing Director of Bankers Trust Company (financial services) (1968–1998).	144	None

Interested Nominees

Frankie D. Hughes (1952)[1]	None	Principal and Chief Investment Officer, Hughes Capital Management, Inc. (fixed income asset management).	144	None

Name and Age	Positions held with the Fund, Term of Office, and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[3] Overseen by Nominee	Other Directorships Held by Nominee[4]
Leonard M. Spalding, Jr.[2] (1935).	None	Retired; Chief Executive Officer, Chase Mutual Funds (investment company) (1989–1998); President and Chief Executive Officer, Vista Capital Management (investment management) (1990–1998); Chief Investment Executive, Chase Manhattan Private Bank (investment management) (1990–1998).	144	Director, Glenview Trust Company, LLC (2001–present); Trustee, St. Catherine College (1998–present); Trustee, Bellarmine University (2000–present); Director, Springfield-Washington County Economic Development Authority (1997–present); Trustee, Catholic Education Foundation (2005–present).

1.	Ms. Hughes is treated as an “interested person” based on the portfolio holdings of clients of Hughes Capital Management, Inc.
2.	Mr. Spalding is treated as an “interested person” due to his ownership of JPMorgan Chase & Co. stock.
3.	“Fund Complex” comprises the Fund, the five funds of JPMorgan Institutional Trust and the 138 funds of the registered investment companies overseen by the JPMorgan Funds Board. If the Nominees are elected for the Fund and JPMorgan Institutional Trust, they will oversee all funds in the Fund Complex and the five Funds of JPMorgan Institutional Trust.
4.	Includes companies with a class of securities registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act, other than the Fund.

Fund Shares Owned by Directors/Nominees

The following table sets forth, for each Nominee, the dollar range of equity shares beneficially owned in the Fund as of February 26, 2009. The information as to beneficial ownership is based on statements furnished to the Fund by each Nominee. Beneficial ownership means having directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in shares of the Fund, and includes shares of the Fund held by members of the person’s immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted. Each Nominee’s individual beneficial shareholdings of the Fund constitute less than 1% of the outstanding shares of the Fund.

Name of Nominee	Dollar Range of Fund Shares Beneficially Owned[1]	Aggregated Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies[2]
Non-Interested Nominees
William J. Armstrong	None	None
John F. Finn	None	None
Dr. Matthew Goldstein	None	None
Robert J. Higgins	None	None
Marilyn McCoy.	None	None
Peter C. Marshall	None	None
William G. Morton, Jr.	None	None
Robert A. Oden, Jr.	None	None
Fergus Reid III	None	None
Frederick W. Ruebeck	None	None
James J. Schonbachler	None	None
Interested Nominees
Frankie D. Hughes*	None	None
Leonard M. Spalding, Jr.**	None	None

(1)	The Fund does not offer any pension or retirement plan benefits to its directors or officers.
(2)	“Family of Investment Companies” does not include the JPMorgan Funds. Only the Fund and the five series of JPMorgan Institutional Trust are included in “Family of Investment Companies.”
*	Ms. Hughes is treated as an “interested person” based on the portfolio holdings of clients of Hughes Capital Management, Inc.
**	Mr. Spalding is treated as an “interested person” due to his ownership of JPMorgan Chase & Co. stock.

Audit Committee, Nominating Committee and Board Meetings

The Board has an audit committee composed entirely of directors who are not “interested persons” of the Fund, the Fund’s investment adviser or its affiliates as that term is defined in the 1940 Act (the “Audit Committee”). The current members of the Audit Committee are Jerry B. Lewis, Cheryl M. Ballenger, Kenneth Whipple, Jr., John F. Williamson, and John Rettberg. The Audit Committee operates pursuant to a written charter, which was most recently amended on May 24, 2004 and reviewed on December 11, 2008. The Audit Committee is responsible for conferring with the Fund’s independent accountants, reviewing the scope and procedures of the year-end audit, reviewing annual and semi-annual financial statements and recommending the selection of the Fund’s independent accountants. In addition, the Audit Committee may address questions arising with respect to the valuation of certain securities in the Fund’s portfolio. Jerry B. Lewis, Chairman of the Audit Committee, has been designated as an audit committee financial expert. Mr. Lewis is an independent director of the Fund. The report of the Audit Committee, as approved on February 24, 2009, is attached to this proxy statement as Appendix 1.

The Board has a nominating committee composed entirely of directors who are not “interested persons” of the Fund, the Fund’s investment adviser or its affiliates as that term is defined in the 1940 Act (the “Nominating Committee”). The members of the Nominating Committee are Jerry B. Lewis, Cheryl M. Ballenger, Kenneth

Whipple, Jr., John F. Williamson, and John Rettberg. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”), which was last amended on December 12, 2006 and reviewed on December 11, 2008. The Nominating Committee is responsible for identifying, evaluating and recommending for nomination, candidates for election as directors of the Fund. The Nominating Committee may consider candidates submitted by current directors, the Fund’s investment adviser or its affiliates, shareholders of the Fund or other appropriate sources. Shareholders can submit recommendations in writing to the attention of the Nominating Committee at 245 Park Avenue, New York, New York 10167. A candidate should have certain characteristics, such as a very high level of integrity, appropriate experience, and a commitment to fulfill the fiduciary duties inherent in board membership.

The Nominating Committee will consider and evaluate candidates submitted by shareholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. The Nominating Committee also will consider the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board’s overall effectiveness. A detailed description of the criteria used by the Nominating Committee as well as the information required to be provided by shareholders submitting candidates for consideration is set forth in the Nominating Committee Charter.

The Board has a Preferred Shares Committee. The members of the Preferred Shares Committee are Cheryl M. Ballenger and John F. Williamson. The Preferred Shares Committee review proposals for the Fund to redeem ARPS in the event that the officers of the Fund determine from time to time that the Fund will not be able to sustain compliance with the Asset Coverage Tests.

The current Board was elected on April 11, 2008. From April 11, 2008 through the end of the fiscal year ended December 31, 2008, the Board met seven times. All directors attended all of the Board meetings. The Audit Committee held five meetings during 2008 at which all committee members were in attendance. The Nominating Committee met once during 2008 and all committee members were in attendance. The Preferred Shares Committee met once in 2008 and all committee members were in attendance. The Board does not have a formal policy regarding director attendance at the Fund’s annual meetings. There were no directors in attendance at the Fund’s 2008 annual meeting of shareholders.

It is contemplated that, if elected, the new directors will appoint the members of the Audit Committee, Nominating Committee and Preferred Shares Committee. It is also anticipated that William Armstrong will be presented to the Fund’s Board to be designated as an audit committee financial expert. Mr. Armstrong has been designated as an audit committee financial expert of the JPMorgan Funds.

Officers of the Fund

The officers of the Fund are elected by and hold office at the discretion of the Board. The following table sets forth information concerning each executive officer of the Fund as well as the Chief Compliance Officer and the Secretary.

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Gary J. Madich, CFA 1111 Polaris Parkway, Columbus, OH 43240 Age 53	President	Position held since October 2006	Managing Director and Chief Investment Officer of JPMorgan Investment Advisors Inc. (formerly Banc One Investment Advisors Corporation).

Name, Address and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Robert L. Young 1111 Polaris Parkway, Columbus, OH 43240 Age 46	Senior Vice President	Position held since June 2008	Director and Vice President, JPMorgan Distribution Services, Inc. and JPMorgan Funds Management, Inc.; Chief Operating Officer, JPMorgan Funds since 2005, and One Group Mutual Funds from 2001 until 2005. Mr. Young was Vice President and Treasurer, JPMorgan Funds Management, Inc. (formerly One Group Administrative Services), and Vice President and Treasurer, JPMorgan Distribution Services, Inc. (formerly One Group Dealer Services, Inc.) from 1999 to 2005.

Patricia A. Maleski 245 Park Avenue New York, NY 10167 Age 48	Vice President, Chief Administrative Officer and Treasurer	Positions held since May 2007, May 2008, and September 2008, respectively	Managing Director, JPMorgan Funds Management, Inc.; Head of Funds Administration and Board Liaison; previously, Treasurer, JPMorgan Funds. Ms. Maleski has been with JPMorgan Chase & Co. since 2001.

Jessica K. Ditullio 1111 Polaris Parkway Columbus, OH 43240 Age 46	Secretary	Position held since October 2006	Vice President and Assistant General Counsel, JPMorgan Chase & Co. since 2005; Ms. Ditullio has served as an attorney with various titles for JPMorgan Chase & Co. (formerly Bank One Corporation) since 1990.

Stephen M. Ungerman 245 Park Avenue New York, NY 10167 Age 55	Chief Compliance Officer	Position held since June 2008	Managing Director, JPMorgan Chase & Co.; Mr. Ungerman was head of Fund Administration – Pooled Vehicles from 2000 to 2004. Mr. Ungerman has been with JPMorgan Chase & Co. since 2000.

Compensation of Directors and Officers

For the fiscal year ended December 31, 2008, the Fund paid each director who is not an employee of the Fund’s investment adviser or any corporate affiliate of the adviser                                 .

The officers of the Fund receive no direct remuneration from the Fund. The Fund’s officers are compensated by advisory affiliates of JPMorgan Chase & Co. for services rendered to the Fund.

The following table sets forth the information concerning the compensation paid by the Fund to the Nominees during the fiscal year ended December 31, 2008.

Name and Position	Aggregate Compensation From the Fund[1]		Aggregate Compensation from the Fund Complex[2]
Non-Interested Nominee
William J. Armstrong	$	None	$264,000
John F. Finn		None	$0	^
Dr. Matthew Goldstein		None	$253,000
Robert J. Higgins		None	$0	^^
Marilyn McCoy		None	$264,000
Peter C. Marshall		None	$286,000
William G. Morton, Jr.		None	$220,000
Robert A. Oden, Jr.		None	$154,000	^^^
Fergus Reid III		None	$418,000
Frederick W. Ruebeck		None	$253,000
James J. Schonbachler		None	$220,000
Interested Nominee
Frankie D. Hughes*		None	$124,361	^^^^
Leonard M. Spalding, Jr.**		None	$264,000

(1)	The Fund does not offer any pension or retirement plan benefits to its directors or officers.
(2)	“Fund Complex” comprises the Fund, the five series of JPMorgan Institutional Trust and the 138 JPMorgan Funds.
*	Ms. Hughes is treated as an “interested person” based on the portfolio holdings of clients of Hughes Capital Management, Inc.
**	Mr. Spalding is treated as an “interested person” due to his ownership of JPMorgan Chase & Co. stock.
^	Does not include $220,000 of deferred compensation.
^^	Does not include $253,000 of deferred compensation.
^^^	Does not include $66,000 of deferred compensation.
^^^^	Includes amounts paid to Ms. Hughes prior to November 14, 2008 for her participation in board meetings and service as a Trustee nominee for the JPMorgan Funds.

Procedures for Communications to the Board

The Board has adopted a process for shareholders to send communications to the Board. To communicate with the Board or an individual director, a shareholder must send written communications to 245 Park Avenue, New York, New York 10167, addressed to the Board of Directors of Pacholder High Yield Fund, Inc. or the individual director. All shareholder communications received in accordance with this process will be forwarded to the Board or the individual director.

Required Vote.

Under the Fund’s charter, the holders of the outstanding shares of ARPS, voting as a separate class, are entitled to elect two directors and the holders of the outstanding shares of Common Stock and ARPS, voting together as a single class, are entitled to elect the remaining directors of the Fund. The Board has nominated Mr. Ruebeck and Mr. Schonbachler for election by holders of the ARPS and the remainder of the Nominees for election by the holders of the Common Stock and ARPS. The directors will be elected by a plurality of the votes cast at the meeting, provided that a quorum is present. Votes to withhold authority will not be considered votes cast for this purpose. It is expected that proxies for the election of directors will be voted at the meeting. However, under certain circumstances, management may recommend, or the Board itself may determine, that the Board transition should be postponed or terminated, and in that case the meeting will be postponed in order for further actions to be taken.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2: APPROVAL OF NEW ADVISORY AGREEMENT

Background

Pacholder & Company, LLC and the Fund entered into an Investment Advisory Agreement dated as of March 1, 2005 (the “2005 Contract”) which was approved by shareholders on February 22, 2005. Effective as of the close of business on December 31, 2005, P&C was merged into JPMIM and, as a result, P&C’s rights and obligations under the 2005 Contract were transferred to and assumed by JPMIM. Effective January 1, 2006, JPMIM and the Fund entered into the current investment advisory agreement (the “Current Advisory Agreement”), which has the same terms as the 2005 Contract except for changes necessary to reflect JPMIM’s assumption of P&C’s rights and obligations.

Under the Current Advisory Agreement, JPMIM is entitled to receive an annual investment advisory fee (the “Performance Fee”), computed and paid monthly after the end of each calendar month, at a rate that increases or decreases from a “fulcrum fee” of 0.90% of the Fund’s average net assets. The increase or decrease is calculated by comparing the total return investment performance of the Fund (net of all fees and expenses, including the advisory fee) for the prior 12-month period (the “Fund Return”) to the percentage change in the Credit Suisse First Boston (CSFB) High Yield Index, Developed Countries Only (the “Index”) for the same period (the “Index Return”). The fee rate is 0.90% if the Fund Return equals the Index Return. The fee rate increases or decreases from the 0.90% “fulcrum fee” by 10% of the difference between the Fund Return and the Index Return, up to the maximum fee rate of 1.40% or down to the minimum fee rate of 0.40%.

The fee so determined after each month is reduced by advisory fees previously paid by the Fund to JPMIM in respect of the 12-month period, net of any refunds of advisory fee from JPMIM to the Fund in respect of the period. If the prior payments by the Fund exceed the amount of the advisory fee payable after any month end, the Adviser is obligated to refund the excess to the Fund as soon as practicable. These provisions referencing amounts previously paid or refunded are referred to below as the “Look Back Provision.”

Under the Current Advisory Agreement, the calculation of the fulcrum fee is complex because of the Look Back Provision. For any given month, the compensation due to JPMIM or refund owed to the Fund by JPMIM is subject to change for a period of twelve months after the end of that month. In order to simplify the performance fee calculation and fix the amount payable to JPMIM at the conclusion of each month, thereby providing certainty of the fee accrued for each period, the New Advisory Agreement does not contain the Look Back Provision. Elimination of the Look Back Provision will affect the advisory fee payable to JPMIM in different ways depending upon the Fund’s performance relative to the Index Return. During periods where the Fund Return relative to the Index Return (whether higher, lower or equal) does not change significantly month to month, the advisory fee under the New Advisory Agreement without the Look Back Provision would differ only slightly, if at all, from the fee that would have been payable under the Current Advisory Agreement. In periods when the Fund Return improves relative to the Index Return, the advisory fee under the New Advisory Agreement would be lower than the fee payable under the Current Advisory Agreement. In periods when the Fund Return declines relative to the Index Return, the advisory fee under the New Advisory Agreement would be higher than the fee payable under the Current Advisory Agreement. Under the New Advisory Agreement, the advisory fee rate would always be between 0.40% and 1.40% both at the time of payment and on an annualized basis. Under the Current Advisory Agreement, the advisory fee rate may be lower than 0.40% or higher than 1.40% on an annualized basis due to the Look Back Provision. The fee payable under the New Advisory Agreement will not be higher than the fee payable under the Current Advisory Agreement unless the Fund Performance increases relative to Index Return and subsequently decreases relative to Index Return.

For the fiscal year ended December 31, 2008, the investment advisory fee paid by the Fund was $48,158, or 0.03% of average weekly net assets. If the advisory fee under the New Advisory Agreement had been in effect during the fiscal year ended December 31, 2008, the investment advisory fee paid by the Fund would have been $720,489 or 0.40% of average weekly net assets. The difference of $672,331 or 0.37% of average weekly net assets is due to the fact that, during 2008, the Fund Return decreased relative to the Index Return. Because of the Look Back Provision, this lower rate was applied back to the previous 12 month period, and JPMIM was required to return to the Fund amounts previously paid to it in respect of the earlier period, resulting in a lower effective advisory fee rate earned by JPMIM.

Prospectively, if the Fund’s performance relative to the index in 2009 remains at a level that results in an advisory fee at the lowest rate of 0.40%, the Look Back Provision will not affect the fee calculation under the Current Advisory Agreement, because the lowest rate was in effect during the entire look-back period. For this reason, the advisory fee that would be payable under the New Advisory Agreement and the Current Advisory Agreement would be the same during a period of continued underperformance.

On the other hand, if the Fund Return relative to the Index Return were to improve in 2009 such that the investment advisory fee rate increased from the minimum rate, then the advisory fee payable under the New Advisory Agreement would be less than the fee payable under the Current Advisory Agreement because the Look Back Provision would require the Fund to pay JPMIM fees at the higher rate for the look-back period. For example, if the advisory fee rate, after having been consistently at 0.40% for a year or longer, were to increase from 0.40% to 0.65% for each month of a given year, and the Fund’s net assets were $100,000,000, then the total fee payable under the New Advisory Agreement would be $650,000, whereas the total fee payable under the Current Advisory Agreement would be $879,000.

If the Fund Return relative to the Index Return were to decline after a period in which it had increased, then the advisory fee payable under the New Advisory Agreement would be higher than the fee payable under the Current Advisory Agreement. Once again, this is a result of the elimination of the Look Back Provision from the New Advisory Agreement. For example, if the advisory fee rate, after increasing to 0.65% for a year, were to decrease again to 0.40% for each month of the following year, and the Fund’s net assets were $100,000,000, then the total fee payable under the New Advisory Agreement would be $400,000, whereas the total fee payable under the Current Advisory Agreement would be $171,000.

The examples above are for illustrative purposes only and are not meant to predict future performance or net assets of the Fund.

As required by Securities and Exchange Commission precedent, JPMIM’s compensation under the New Advisory Agreement would be based solely on results obtained after the New Advisory Agreement takes effect. In this respect, the New Advisory Agreement provides that during the first 12-months of the New Advisory Agreement, the Fund will accrue the fee at the actual monthly rate but pay JPMIM only the minimum amount payable under the contract (0.40%). At the conclusion of the first 12-month period, JPMIM would receive an additional fee, if any, based upon the performance for the 12-month period reduced by the amount of payments previously made to JPMIM. Following the initial 12-month period, the fee payable to JPMIM will be calculated by reference to the 12-month rolling period of performance preceding the payment date.

In addition to the change to the performance fee calculation, the New Advisory Agreement contemplates that the agreement will be governed by New York law instead of Ohio law. This change would conform the governing law provision to that in the advisory agreements for most other registered investment companies advised by JPMIM and is not expected to have any effect on the quality or scope of services provided to the Fund by JPMIM.

The Current and New Advisory Agreements

Except for differences in the effective and renewal dates, governing law, and the Performance Fee calculation described above, the Current and New Advisory Agreements are substantially identical. A form of the New Advisory Agreement is attached to this proxy statement as Exhibit B.

Pursuant to both agreements, JPMIM, subject to the supervision of the Fund’s Board of Directors and in accordance with the Fund’s investment objective, policies and restrictions, identifies securities suitable for investment by the Fund, makes investment decisions, and places purchase and sale orders. Both agreements provide that JPMIM will obtain and evaluate such information and advice relating to the economy, securities markets and specific securities as it considers necessary or useful to make investment decisions on behalf of the Fund, and will manage continuously the assets of the Fund in a manner consistent with its investment objective and policies.

Under both agreements, JPMIM bears the cost of rendering the investment management and supervisory services to be performed by it under the agreement, pays the compensation of the officers and employees of the Fund who are employees of JPMIM or any corporate affiliate of JPMIM, if any, and provides such office space, facilities and equipment and maintains such records as required by applicable law or as JPMIM reasonably requires in the management of the assets of the Fund.

Under both agreements expenses not expressly assumed by JPMIM are paid by the Fund. The expenses borne by the Fund include, but are not limited to, the following: investment advisory fees; fees and expenses of any registrar, administrator, fund accountant, custodian, stock transfer and dividend disbursing agent; brokerage commissions; taxes; expenses of registration of the Fund and its shares under federal and state securities laws; all expenses of shareholders’ and directors’ meetings and of preparing, printing and mailing prospectuses, proxy statements and reports to shareholders; directors’ fees and expenses; expenses incident to any dividend reinvestment program; charges and expenses of any outside service used for pricing of the Fund’s portfolio securities; fees and expenses of legal counsel and independent accountants; membership dues of industry associations; interest on borrowings; fees and expenses incident to the listing of the Fund’s shares on any stock exchange; insurance premiums; and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification relating thereto).

Under both the Current Advisory Agreement and New Advisory Agreement, the investment advisory fee is payable monthly. In addition, the New Advisory Agreement provides that JPMIM will receive the minimum fee (0.40%) during the 12-month period following the effective date of the New Advisory Agreement, at which time any balance due based on the Fund’s investment performance during that period will be paid by the Fund to JPMIM.

Each agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, JPMIM is not liable to the Fund or its shareholders for any act or omission by JPMIM or for any losses sustained by the Fund or its shareholders. Neither agreement restricts JPMIM from acting as investment manager or adviser to others, including entities that may have investment objectives similar or identical to those of the Fund.

The initial term of the New Advisory Agreement expires on August 31, 2010. Both the Current Advisory Agreement and the New Advisory Agreement are renewable annually after their initial term by the Board of Directors of the Fund, or by vote of the holders of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, and by the vote of a majority of the directors of the Fund who are not parties to the agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

The Current and New Advisory Agreements terminate automatically in the event of an “assignment” (as defined in the 1940 Act) and may be terminated without penalty at any time by majority vote of the entire Board of Directors of the Fund, or by vote of the holders of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, on 30 days’ written notice to JPMIM, or by JPMIM on 180 days’ written notice to the Fund.

Consideration by the Board of Directors

On December 10, 2008, the Board of Directors held a meeting called for the purpose of considering the New Advisory Agreement, among other matters. At the meeting, the Directors reviewed and considered performance and expense information for the Fund, as well as information about JPMIM (the “Adviser”). On December 11, 2008, the Directors, including a majority of the Directors who are not “interested persons” (as defined in the Investment Company Act of 1940) of any party to the Advisory Agreement or any of their affiliates, approved the New Advisory Agreement subject to shareholder approval.

In preparation for the December meeting, the Directors requested and evaluated comprehensive materials from JPMIM, including performance and expense information compiled by Lipper Inc. (“Lipper”), an independent provider of investment company data. Prior to voting, the Directors reviewed the proposed approval of the New Advisory Agreement with representatives of the Adviser and with counsel to the Fund and received a memorandum from independent counsel to the Directors discussing the legal standards applicable to their consideration of the proposed approval. The Directors also discussed the proposed approval in a private session with independent counsel at which no representatives of the Adviser were present.

The Directors determined that the overall arrangement between the Fund and the Adviser, as provided in the New Advisory Agreement, was fair and reasonable in light of the services performed, expenses incurred and such other matters as the Directors considered relevant in the exercise of their business judgment and that approval of the New Advisory Agreement was in the best interests of the Fund and its shareholders. On this basis, the Directors unanimously approved the New Advisory Agreement subject to shareholder approval. In reaching their determination with respect to approval of the New Advisory Agreement, the Directors considered all factors they believed relevant, including the following: (1) the nature and quality of services provided and to be provided; (2) the investment performance of the Fund; (3) the advisory fees and total expenses; (4) costs of services and the estimated profitability of the Adviser; (5) possible economies of scale; and (6) fall out benefits.

In their deliberations, each Director may have attributed different weights to the various factors, and no factor alone was considered determinative. The matters discussed below were considered and discussed by the Directors in reaching their conclusions:

Nature, Extent and Quality of Services Provided by the Adviser.

The Directors received and considered information regarding the nature, extent and quality of the services provided to the Fund under the New Advisory Agreement including information concerning the qualification and experience of the portfolio management team. The Directors noted that the management and oversight services provided by JPMIM were viewed as being of high quality and that the Board had a reasonable expectation that the services, and personnel providing them, will continue with no significant change. The Directors also considered JPMorgan’s commitment of resources to the fund management business, and the dedication of resources to addressing issues arising from the current market turmoil. The Directors also considered JPMorgan’s continued investments in the business in 2008 and the expected investments in 2009, including the development of technology and infrastructure.

The Directors also considered the benefits to the Fund of being part of the larger JPMorgan fund complex. They noted that JPMIM had provided information about the adviser and its affiliates and the financial strength of the organization. The Directors also considered shareholder expectations that JPMIM would be managing the Fund.

Based on these considerations and other factors, the Directors concluded that the Adviser’s has the requisite expertise and experience and sufficient financial resources, to perform its obligations under the New Advisory Agreement.

Fund Performance

The Directors received and considered relative performance and expense information for the Fund in a report prepared by Lipper. The Directors considered the total return performance information, which included the Fund’s ranking within a performance universe made up of funds with the same Lipper investment classification and objective (the “Universe Group”) for the one-, three-, five- and ten- year periods reflected in the materials. The Directors also considered the Fund’s performance in comparison to the performance results of a group (the “Peer Group”) of funds. The Directors reviewed a description of Lipper’s methodology for selecting closed end funds in the Fund’s Peer Group and Universe Group. The Directors noted that the Fund’s performance had declined such that 1 year performance was in the 4th quintile, but 3, 5 and 10 year performance remained in the 1st quintile and that short term performance appeared to be improving.

Based on the foregoing, the Directors concluded that within the overall context of their deliberations about the Fund, performance of the Fund was sufficient for approval of the New Advisory Agreement, taking into account the improving performance of the Fund and the Fund’s excellent long-term performance record.

Advisory Fees and Total Expenses

With respect to advisory fee and total expenses, the Board considered that actual advisory fees are in the 1st quintile and total expenses are in the 3rd quintile. The Board also found that the Performance Fee was effective to align the Adviser’s interests with the interests of fund shareholders, and to provide a level of compensation tied to investment performance.

The Board noted that the investment advisory fee schedule for the Fund does not contain breakpoints. The Board found that based on the size of the Fund, breakpoints were not yet warranted for the Fund. The Board considered that, although the Adviser manages other high yield accounts, the Adviser does not manage other funds or accounts in the same style as the Fund. The Board also noted that the Fund’s fee rate is higher than the Adviser’s published fee schedule for high yield assets by virtue of the performance based fee; but, at the lowest fee rate, the

Fund’s fee is approximately the same as the published fee schedule. The Directors also considered that management had agreed that the administration fee and certain expenses will not increase prior to December 31, 2012 and that management continues to invest significantly in the business.

The Board considered the new advisory fee and the effect of the elimination of the Look Back Provision under various scenarios. The Board also considered the benefits to the Fund of simplifying the performance fee calculation and providing certainty of the fee accrued on a monthly basis, and weighed these benefits against the possible scenarios wherein the retention of the Look Back Provision would result in the Fund paying a lower advisory fee.

Based on the foregoing, the Directors concluded that after giving effect to expense caps and within the context of their deliberations about the Fund’s advisory arrangement, the proposed advisory fee of the Fund was reasonable.

Cost of Services and Estimated Profitability

At the request of the Directors, the Adviser provided information regarding the estimated profitability to the Adviser in providing services to the Fund. The Board considered that the data represents the Adviser’s determination of its revenues from the contractual services provided to the Fund, less expenses of providing such services. The Board considered pre-tax profitability for advisory services and administrative services separately and on a combined basis, and for advisory services, profitability also was considered without the inclusion of the amortization expense of the integration of funds managed by Bank One Corporation affiliates with funds managed by JPMorgan Chase & Co. affiliates.

The Board concluded that the Adviser’s estimated profitability in respect of the New Advisory Agreement was reasonable.

Possible Economies of Scale

The Directors also considered possible economies of scale. The Directors noted management’s agreement to not increase administration fees and certain expenses prior to December 31, 2012. The Directors also considered management’s investment in the business and that certain fees are negotiated on a complex-wide basis, permitting the Fund to share in the scale of the organization.

In light of all of the foregoing and under the circumstances, the Board concluded that there was an acceptable sharing of any economies of scale at the present time.

Fall-Out Benefits

The Directors also considered fall-out benefits to the Adviser and its affiliates including management’s profits on fees from administration, custody and fund accounting, and securities lending arrangements with the Fund. The Board concluded, in light of all of the foregoing, and under the circumstances, fallout benefits were acceptable at the present time.

After consideration of the New Advisory Agreement, the Board of Directors, including all of the directors who are not “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser, determined that the New Advisory Agreement is in the best interest of the Fund’s shareholders and voted to approve the New Advisory Agreement and to submit the New Advisory Agreement for approval by shareholders of the Fund.

Principal Executive Officers and Directors of JPMIM

The following is a list of JPMIM’s principal executive officers and directors. JPMIM’s principal address is 245 Park Avenue, New York, New York 10167.

Name	Position
Evelyn Guernsey	Director, Chairman, President and Chief Executive Officer
Seth P. Bernstein	Director
Richard T. Madsen	Director
Paul A. Quinsee	Director

Other Similar Funds Managed by JPMIM

The following table contains certain information regarding funds for which JPMIM provides investment advisory services and that may have similar investment objectives and policies as the Fund.

Name of Fund	Investment Objective/ Investment Style	Size of Fund as of 12/31/08	Investment Advisory Fee	Fee Waivers and Reimbursements[1]
JPMorgan High Yield Bond Fund	The Fund seeks a high level of current income by investing primarily in a diversified portfolio of debt securities which are rated below investment grade or unrated. Capital appreciation is a secondary objective.	$1,915,974,660	0.65%	None

1	For the JPMorgan High Yield Bond Fund’s Fiscal Year Ended February 29, 2008.

Required Vote

Approval of Proposal 2 requires the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund. Under the 1940 Act, the vote of “a majority of the outstanding securities” means the vote (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) of more than 50% of the shares, whichever is the less. For this purpose, the holders of the ARPS and the Common Stock will vote together as a single class. Abstentions and broker non-votes (i.e., shares held in the name of a broker or nominee for which an executed proxy is received, but which have not been voted because the broker or nominee does not have discretionary voting power and voting instructions have not been received from the beneficial owner) will not be considered votes cast and, for purposes of clause (i) above, will have the same effect as votes cast against the proposal. With respect to the Fund’s Common Stock, broker-dealer firms will not be permitted to grant voting authority without shareholder instructions with respect to Proposal 2.

If shareholders of the Fund approve the New Advisory Agreement, it will become effective on May 1, 2009. If shareholders of the Fund do not approve the New Advisory Agreement, the Current Advisory Agreement will remain in effect until terminated in accordance with its terms and the Board of Directors will consider whether to pursue alternative action.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT

PROPOSAL 3: AMENDMENT OF INVESTMENT RESTRICTION ON COVERED CALLS

The Fund has an investment restriction prohibiting the Fund from writing or purchasing call options. This restriction is designated as a fundamental policy, which means that it may only be changed with the approval of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act. The Board is proposing that shareholders approve the amendment of the restriction to permit the Fund to utilize the strategy of selling covered calls, using listed options contracts on the Fund’s holdings in shares of companies for which there are also listed options, and to “close out” an option position by purchasing identical options in the open market.

The current investment restriction provides as follows:

The Fund may not make short sales of securities or purchase securities or evidences of interests therein on margin (except it may make covered short sales of securities and obtain short-term credit necessary for the clearance of transactions) or write or purchase put or call options (except to the extent that a purchase of a stand-by commitment may be considered the purchase of a put).

If the proposed amendment is approved by shareholders, the investment restriction would be amended to read as follows (new text is underscored):

The Fund may not make short sales of securities or purchase securities or evidences of interests therein on margin (except it may make covered short sales of securities and obtain short-term credit necessary for the clearance of transactions) or write or purchase put or call options (except to the extent that a purchase of a stand-by commitment may be considered the purchase of a put and except it may write covered call options using listed call options on shares that it holds or has the right to acquire and it may purchase call options to close an open covered call position).

From time to time, primarily as the result of bankruptcy reorganizations, the Fund receives shares of companies for which there also are listed options. In these situations, the Fund’s investment adviser, JPMIM, would like the ability to utilize the strategy of selling covered calls, using listed options contracts on the Fund’s holdings in such shares.

Selling covered calls involves selling call options. A call options gives the buyer the option to purchase the shares underlying the call option at a fixed price, referred to as the exercise price, until a fixed date on which the option expires. Selling a “covered” call means that the seller of the call option owns the shares underlying the option. The Fund would receive the price paid for a call option (known as an option premium) in cash at the time of the sale of the option. The purchaser would have the right to exercise the call option at any time prior to the expiration of the option to purchase the shares underlying the option for the fixed exercise price per share. If the purchaser would elect to exercise the call option, the purchaser would deliver the exercise price for the purchase of the underlying shares to the Fund in cash and the Fund would deliver the shares on which the option is exercised to the purchaser. If the option would expire unexercised, the Fund would keep the cash for the option premium and the underlying shares. The Fund also could “close out” the option position by purchasing an identical option in the open market.

Although selling covered calls has the ability of limiting the upside potential of the underlying shares to the sum of the option premium and the exercise price, selling covered calls would provide the Fund with income or share price appreciation in the form of the option premium. The strategy also provides some benefit to the Fund if the value of the underlying shares declines because the Fund would receive the option premium to offset a portion of the downside risk of owning the shares.

Required Vote

Approval of Proposal 3 will require (i) the vote of a majority of the outstanding voting securities of the Fund and (ii) the affirmative vote of the holders of a majority of the outstanding ARPS voting as a separate class. A “vote of a majority of the outstanding voting securities” of the Fund means the vote: (a) of 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is the less. For purposes of clause (i) above, the holders of the Common Stock and ARPS will vote together as a single class. Abstentions and broker non-votes will not be considered votes cast and for purposes of clauses (ii) and (a) above, will have the same effect as votes cast against the proposal. With respect to a Fund’s Common Stock, broker-dealer firms will not be permitted to grant voting authority without shareholder instructions with respect to Proposal 3. However, ARPS held in “street name” may be voted under certain conditions by broker-dealer firms with respect to Proposal 3, and counted for purposes of establishing a quorum if no instructions are received one business day before the Annual Meeting, or, if adjourned, one business day before the day to which the Annual Meeting is adjourned. These conditions include (i) at least 30% of the ARPS outstanding have voted on Proposal 3, (ii) less than 10% of the ARPS outstanding have voted against Proposal 3 and (iii) holders of Common Stock have voted to approve Proposals 3. In such instances, the broker-dealer firm will vote the ARPS on Proposal 3 in the same proportion as the votes cast by all holders of ARPS who have voted on Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE INVESTMENT RESTRICTION ON COVERED CALLS.

OTHER BUSINESS

The management of the Fund knows of no other business that may come before the Annual Meeting. If any additional matters are properly presented at the meeting, the persons named in the accompanying proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

INFORMATION CONCERNING THE ADVISER, THE ADMINISTRATOR, CUSTODIAN, FUND

ACCOUNTANT AND SECURITIES LENDING AGENT

J.P. Morgan Investment Management Inc., 245 Park Avenue, New York, NY 10167 serves as the Fund’s investment adviser. JPMorgan Funds Management, Inc., 1111 Polaris Parkway, Columbus, OH 43240 serves as the Fund’s administrator. JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10167 serves as the Fund’s custodian, fund accountant, and securities lending agent. J.P. Morgan Funds Management, Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Investment Management Inc. are indirect wholly owned subsidiaries of JPMorgan Chase & Co., 270 Park Avenue, New York, NY 10017-2070. The Fund paid $162,103 during the fiscal year ended December 31, 2008 to JPMorgan Funds Management, Inc. for administrative services, which JPMorgan Funds Management, Inc. The Fund paid JPMorgan Chase Bank, N.A. $42,890 and $786 for custody and fund accounting services, respectively and $6,328 for securities lending agency services for the fiscal year ended December 31, 2008. JPMorgan Funds Management, Inc. and JPMorgan Chase Bank, N.A. will continue to provide to the Fund such services following approval of the New Advisory Agreement.

INFORMATION CONCERNING THE INDEPENDENT AUDITORS

The Board has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditors for the Fund for the fiscal year ending December 31, 2009. PwC will also prepare the Fund’s federal and state income tax returns and provide certain permitted non-audit services. PwC, in accordance with Independence Standards Board Standard No. 1, has confirmed to the Audit Committee that they are independent auditors with respect to the Fund. The Audit Committee has considered whether the provision by PwC to the Fund of non-audit services to the Fund or of professional services to the Fund’s investment adviser and entities that control, are controlled by or are under common control with the adviser is compatible with maintaining PwC’s independence and has discussed PwC’s independence with them. Representatives of PwC are not expected to be present at the Annual Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence. PwC served as the Fund’s independent auditors for the fiscal years ended December 31, 2007 and 2008.

Audit Fees

The aggregate fees billed by PwC for professional services rendered for the audit of the Fund’s annual financial statements, and the review of the financial statements included in the Fund’s reports to shareholders, for the fiscal years ended December 31, 2007 and 2008 were $61,400 and $            , respectively.

Audit-Related Fees

The aggregate fees billed by PwC for professional services rendered reasonably related to the performance of the audit or review of the Fund’s financial statements for the fiscal years ended December 31, 2007 and 2008 were $9,000 and $            , respectively. Audit-related fees include amounts for attestation services and review of internal controls.

Tax Fees

The aggregate fees billed by PwC for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2007 and 2008 were $4,500 and $            , respectively. Tax fees include amounts for tax compliance, tax planning and tax advice.

All Other Fees

The aggregate fees billed PwC by for professional services rendered for services other than audit and audit-related services, and tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2007 and 2008 were $0 and $            , respectively. These fees include amounts for research regarding the booking of certain assets.

The aggregate non-audit fees billed by PwC for professional services rendered to the Fund, the Fund’s investment adviser, and any entity controlling, controlled by, or under common control with the adviser for the fiscal years ended December 31, 2007 and December 31, 2008 were $19,860,662 and $            , respectively. All non-audit services discussed above were pre-approved by the Audit Committee, which considered whether these services were compatible with maintaining PwC’s independence.

SOLICITATION OF PROXIES

In addition to solicitation by mail, solicitations on behalf of the Board may be made by telephone. Certain officers and regular agents of the Fund, who will receive no additional compensation for their services, may use their efforts, by telephone or otherwise, to request the return of proxies. In addition, Computershare Fund Services (“Computershare”) may make solicitations on behalf of the Board by telephone or other means at a cost of approximately $ $20,804 plus the expense of any solicitation. By contract with JPMIM, Computershare, among other things, will be: (i) required to maintain the confidentiality of all shareholder information; (ii) prohibited from selling or otherwise disclosing to any third party shareholder information; and (iii) required to comply with applicable state telemarketing laws. The costs of the Annual Meeting, including the costs of preparing, assembling, mailing and transmitting proxy materials and of soliciting proxies on behalf of the Board, will be borne by the Fund. The Fund will reimburse, upon request, broker-dealers and other custodians, nominees and fiduciaries for their reasonable expenses of sending proxy solicitation materials to beneficial owners.

As the meeting date approaches, shareholders of the Fund may receive a call from a representative Computershare if the Fund has not yet received their vote. Authorization to permit Computershare to execute proxies may be obtained by telephonic or electronically transmitted instructions from Fund shareholders. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. Management of the Fund believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined. In all cases where a telephonic proxy is solicited, the Computershare representative is required to get information from the shareholder to verify his or her identity and authority to vote (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), the number of shares owned and to confirm that the shareholder has received this Proxy Statement in the mail.

If the shareholder information solicited agrees with the information provided to Computershare by the Fund, the Computershare representative has the responsibility to explain the process, read the proposals listed on the proxy card, and ask for the shareholder’s instructions on each proposal. The Computershare representative, although permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Computershare will record the shareholder’s instructions on the card. Within 72 hours, Computershare will send the shareholder a letter or mailgram to confirm the shareholder’s vote and asking the shareholder to call Computershare immediately if the shareholder’s instructions are not correctly reflected in the confirmation.

SECTION 16(a) BENEFICIAL OWNER REPORTING COMPLIANCE

Based upon a review of copies of the forms received by the Fund, all directors and officers of the Fund, and any person who owns more than 10% of the Fund’s outstanding securities have filed on a timely basis with the SEC the reports of beneficial ownership of Fund shares required by Section 16(a) of the Exchange Act for the Fund’s fiscal year ended on December 31, 2008.

SHAREHOLDER PROPOSALS

To be considered for presentation at the Fund’s 2010 annual meeting of shareholders, a shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received at the Fund’s principal office c/o the Secretary of the Fund no later than the close of business November 1, 2009. Written notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 must be delivered to the Fund’s principal office c/o the Secretary of the Fund no later than the close of business on January 28, 2010 and no earlier than on December 28, 2009. In order to be included in the Fund’s proxy statement and form of proxy, a shareholder proposal must comply with all applicable legal requirements. Timely submission of a proposal does not guarantee that such proposal will be included.

SHAREHOLDER REPORTS

The Fund’s Annual Report for the fiscal year ended December 31, 2008 may be obtained without charge by calling the Fund toll free at 1-888-294-8217 or by writing to Pacholder High Yield Fund, Inc., 245 Park Avenue, New York, New York 10167. To reduce expenses and conserve natural resources, a single copy of the proxy will be sent to individual shareholders who share a residential address, provided they have the same last name or the Fund reasonably believes they are members of the same family. If you would like to receive a separate copy of the proxy without charge, please call the Fund toll free at 1-888-294-8217 or write the Fund at: Pacholder High Yield Fund, Inc., 245 Park Avenue, New York, New York 10167

Appendix 1

PACHOLDER HIGH YIELD FUND, INC.

(the “Fund”)

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Fund met on February 24, 2009 to review the Fund’s audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee operates pursuant to a charter last amended May 24, 2004 and reviewed by the Audit Committee on December 11, 2008, that sets forth the roles of the Fund’s management, independent auditors, the Board of Directors and the Audit Committee in the Fund’s financial reporting process. Pursuant to the charter, the Fund’s management is responsible for the preparation, presentation and integrity of the Fund’s financial statements, internal controls, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for the Fund are responsible for planning and carrying out proper audits and reviews. The role of the Audit Committee is to assist the Board of Directors in its oversight of the financial reporting process by, among other things, reviewing the scope and results of the Fund’s annual audit with the Fund’s independent auditors and recommending the initial and ongoing engagement of such auditors.

In performing its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with the Fund’s management and its independent auditors, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1. The Audit Committee also has discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP.

Members of the Audit Committee rely without independent verification on the information provided and the representations made to them by management and PricewaterhouseCoopers LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies or appropriate internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not guarantee that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers LLP is in fact “independent.”

Based upon this review and related discussions, and subject to the limitations on the role and responsibilities of the Audit Committee set forth above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Fund’s Annual Report for the year ended December 31, 2008.

This report has been approved by all of the members of the Audit Committee (whose names are listed below), each of whom has been determined to be independent pursuant to Section 121(A) of the listing standards of the NYSE Alternext US.

Submitted by the Audit Committee of the Fund’s Board of Directors.

Jerry B. Lewis	Cheryl M. Ballenger	Kenneth A. Whipple

John R. Rettberg	John F. Williamson

As approved on February     , 2009

EXHIBIT A

PRINCIPAL SHAREHOLDERS OF THE FUND

As of February 23, 2009, the following persons were the owners of more than 5% of the outstanding shares of the following class of shares of the Fund. Shareholders indicated with an (*) below holder greater than 25% of the class of shares indicated and therefore may be deemed to be “controlling persons” of the Fund:

Title of Class	Name of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class
Auction Rate Preferred Shares	Citigroup Global Markets Inc. Citigroup Financial Products Inc. Citigroup Global Markets Holdings Inc. Citigroup Inc. (collectively, “Citigroup”)*	1,068[1] Broker Dealer and Parent Company of Control Person	40.9%[1]
Auction Rate Preferred Shares	Morgan Stanley Morgan Stanley & Co. Incorporated (collectively, “Morgan Stanley”)*	678 Shares as of December 31, 2008[2] Broker Dealer and Parent Company of Control Person	25.7%[2]

1	The following information is based on a Schedule 13(G) filed by Citigroup on December 9, 2008.
2	The following information is based on a Schedule 13(G) filed by Morgan Stanley on January 12, 2009.

A-1

EXHIBIT B

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 1st day of May, 2009, by and between Pacholder High Yield Fund, Inc., a Maryland corporation (hereinafter called the “Fund”), and J.P. Morgan Investment Management Inc., a Delaware Corporation (hereinafter called “JPMIM” or the “Adviser”).

WHEREAS, the Fund is engaged in business as a diversified, closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, JPMIM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of acting as investment adviser;

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the Fund and the Adviser agree as follows:

1. Duties and Responsibilities of Adviser.

A. Investment Advisory Services. The Fund hereby retains the Adviser to act as investment manager of the Fund and, subject to the supervision of the Fund’s Board of Directors, to supervise the investment activities of the Fund as hereinafter set forth giving due consideration to the policies of the Fund as expressed in the Fund’s Registration Statement on Form N-2 under the 1940 Act and under the Securities Act of 1933, as amended, as well as to the factors affecting the status of the Fund as a “regulated investment company” under the Internal Revenue Code of 1986, as amended. Without limiting the generality of the foregoing, the Adviser:

(i) shall obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder;

(ii) shall continuously manage the assets of the Fund in a manner consistent with the investment objectives and policies of the Fund;

(iii) shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and

(iv) shall take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request.

B. Reports to Fund. The Adviser shall furnish to or place at the disposal of the Fund such information, reports, evaluations, analyses and opinions related to the Fund’s investments and investment activities, and the Adviser’s investment outlook and strategy as the Fund may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Fund.

C. Fund Personnel. The Adviser agrees to permit individuals who are officers or employees of the Adviser to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any advisory board, or members of any other committee of the Fund, without remuneration from or other cost to the Fund.

2. Allocation of Expenses.

A. Expenses Paid by Adviser. The Adviser shall bear the cost of rendering the investment management and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees of the Fund who are employees of the Adviser or any corporate affiliate of the Adviser, if any, and provide such office space, facilities and equipment and maintain such records as required by applicable law or as the Advisor shall reasonably require in the management of the assets of the Fund. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund.

B. Expenses Paid by Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any fund administrator, any fund accountant, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers’ commissions and other transaction expenses chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel and the costs and expenses of preparation, printing (including typesetting) and distributing a prospectus for such purposes); all expenses of shareholders’ and directors’ meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees of directors or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser; travel expenses of directors; all expenses incident to the payment of any dividend reinvestment program; charges and expenses of any outside service used for pricing of the Fund’s portfolio securities; charges and expenses of legal counsel, including counsel to the directors of the Fund who are not “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; fees and expenses incident to the listing of the Fund’s shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); fees and expenses of counsel, accountants and investment bankers; and all other charges and costs of the Fund’s operation unless otherwise explicitly provided herein.

3. Compensation.

A. Fulcrum Fee. As full compensation for the services provided, facilities furnished and expenses paid by the Adviser under this Agreement, the Fund agrees to pay the Adviser an annual investment advisory fee, which increases and decreases proportionately based on the investment performance of the Fund in relation to the investment record of the Credit Suisse First Boston High Yield Index, Developed Countries Only (the “Index”). The advisory fee shall be computed and paid monthly as soon as practicable after the end of each calendar month, as follows:

(i) If the Fund’s investment performance for the 12 months immediately preceding the end of the month is equivalent to the investment record of the Index for the same 12-month period, then the advisory fee shall be computed at the annual rate of 0.90% of the Fund’s average net assets. The rate at which the advisory fee is computed shall be increased or decreased from the 0.90% fulcrum fee by 10% of the amount by which the investment performance of the Fund exceeds or is less than the investment record of the Index, up to a maximum of 1.40% and down to a minimum of 0.40%. For purposes of calculating the amount of the advisory fee, the Fund’s average net assets shall be determined by taking the average of all determinations of such net assets during the applicable 12-month period and the Fund’s net assets shall mean the total assets of the Fund minus accrued liabilities of the Fund other than the principal amount of any outstanding senior securities representing indebtedness (within the meaning of Section 18 of the 1940 Act). The investment performance of the Fund and the investment record of the Index shall be determined in accordance with the Advisers Act and the rules and regulations promulgated thereunder.

(ii) The compensation due to the Adviser after the end of each month shall be equal to 1/12th of the amount of the annual advisory fee calculated as provided in sub-paragraph (i) above.

(iii) Notwithstanding the foregoing, during the 12-month period immediately following the date on which this Agreement takes effect, the Fund shall pay the Adviser the minimum fee payable under the Agreement and any balance due based on the Fund’s investment performance during the period shall be paid to the Adviser upon completion of such period.

B. Proration. If the Adviser shall serve for less than the whole of any month, the investment advisory fee shall be prorated on the basis of the 12-month period immediately preceding the date of termination of this Agreement.

4. Brokerage. Subject to the approval of the Board of Directors of the Fund, the Adviser, in carrying out its duties under Section 1. A., may cause the Fund to pay a broker-dealer which furnishes brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a higher commission than that which might be charged by another broker-dealer, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the Exchange Act).

5. Adviser’s Use of the Services of Others. The Adviser may (at its cost except as contemplated by Sections 2 and 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund, or in the discharge of the Adviser’s overall responsibilities with respect to the other accounts which it serves as investment adviser.

6. Ownership of Records. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Fund are the property of the Fund and will be surrendered by the Adviser promptly on request by the Fund.

7. Limitation of Liability of Adviser. The Adviser will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder the Adviser shall not be liable to the Fund or any of its shareholders for any error of judgment or mistake of law or for any act or omission by the Adviser or for any losses sustained by the Fund or its shareholders.

8. Services to Other Clients. Subject to Section 12 of this Agreement, nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

9. Use of Adviser’s Name. The Fund may include the name “Pacholder” or any other name derived from the name “Pacholder” only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will (by corporate action, if necessary) cease to use any name derived from the name “Pacholder”, any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Adviser, or with any organization which shall have succeeded to the Adviser’s business as investment adviser.

10. Term of Agreement. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein shall continue in effect until August 31, 2010. Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of 12 months each ending on August 31st of each year, provided such continuance is specifically approved at least annually by the vote of holders of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund or by the Board of Directors of the Fund, and, in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon 30 days’ written notice to the Adviser, either by majority vote of the directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement without payment of penalty on 180 days’ written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

11. Amendment. This Agreement may be amended subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (“Commission”) or any rules or regulations adopted by, or interpretive releases of, the Commission, by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Adviser shall be liable for failing to do so.

12. Allocation of Services. The Adviser reserves the right to manage other investment accounts, including those with investment objectives similar to the Fund. Securities considered as investments for the Fund may also be appropriate for other investment accounts managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the Fund and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts, the size of investment commitments generally held by the Fund and such accounts, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act and the Advisers Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

WITNESS:	PACHOLDER HIGH YIELD FUND, INC.

By:
, President

WITNESS:	J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192 or go to website: www.proxy-direct.com

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	PACHOLDER HIGH YIELD FUND, INC.	PROXY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 22, 2009

Common Stock, $.01 Par Value

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints James E. Gibson, Wendy Setnicka and Kristin Riggers and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock, par value $.01 per share, of Pacholder High Yield Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2009, and at any adjournments thereof.

Receipt of the Notice of Annual Meeting of Shareholders dated March 2, 2009 and the accompanying Proxy Statement which describes the matters to be considered and voted on, is hereby acknowledged. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

VOTE VIA THE TELEPHONE: 1-866-241-6192
VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Please sign exactly as your name appears on this Proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign, ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

Signature

Signature (if held jointly)

, 2009

Date	JPM_19862_012209_A

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials

for the Pacholder High Yield Fund, Inc. Shareholder Meeting to Be Held on April 22, 2009.

The Proxy Statement and Annual Report for this meeting are available at: https://www.proxy-direct.com/jpm19862

Please detach at perforation before mailing.

The Board of Directors recommends a vote FOR the listed nominees.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ¢

1.	Election of Directors:			FOR	WITHHOLD	FOR ALL EXCEPT
	01. Fergus Reid, III	02. William J. Armstrong	03. John F. Finn	☐	☐	☐
	04. Dr. Matthew Goldstein	05. Robert J. Higgins	06. Peter C. Marshall
	07. Marilyn McCoy	08. William G. Morton, Jr.	09. Robert A. Oden, Jr.
	10. Frankie D. Hughes	11. Leonard M. Spalding, Jr.
To withhold your vote for any nominee(s), mark the “For All Except” box and write the nominee’s number on the line provided below.
				FOR	AGAINST	ABSTAIN
2.	To approve a new investment advisory agreement between the Fund and J.P. Morgan Investment Management Inc. to take effect on May 1, 2009;			☐	☐	☐

3.	To approve the amendment of one of the Fund’s investment restrictions to permit the Fund to write covered call option and purchase call options to close out open covered call options;			☐	☐	☐

4.	To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.			☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

JPM_19862_021109_A

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at hand.

2. Call toll-free 1-866-241-6192 or go to website: www.proxy-direct.com

3. Enter the 14-digit number located in the shaded box from your Proxy Card.

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	PACHOLDER HIGH YIELD FUND, INC.	PROXY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 22, 2009

Series W Auction Rate Cumulative Preferred Stock, $.01 Par Value

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints James E. Gibson, Wendy Setnicka and Kristin Riggers and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Series W Auction Rate Cumulative Preferred Stock, par value $.01 per share, of Pacholder High Yield Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2009, and at any adjournments thereof.

Receipt of the Notice of Annual Meeting of Shareholders dated March 2, 2009 and the accompanying Proxy Statement which describes the matters to be considered and voted on, is hereby acknowledged. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

VOTE VIA THE TELEPHONE: 1-866-241-6192
VOTE VIA THE INTERNET: www.proxy-direct.com
999 9999 9999 999

Please sign exactly as your name appears on this Proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign, ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

Signature

Signature (if held jointly)

, 2009

Date	JPM_19862_012209_B

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials

for the Pacholder High Yield Fund, Inc. Shareholder Meeting to Be Held on April 22, 2009.

The Proxy Statement and Annual Report for this meeting are available at: https://www.proxy-direct.com/jpm19862

Please detach at perforation before mailing.

The Board of Directors recommends a vote FOR the listed nominees.

PLEASE MARK VOTES AS IN THIS EXAMPLE:  ¢

1.	Election of Directors:			FOR	WITHHOLD	FOR ALL EXCEPT
	01. Fergus Reid, III	02. William J. Armstrong	03. John F. Finn	☐	☐	☐
	04. Dr. Matthew Goldstein	05. Robert J. Higgins	06. Peter C. Marshall
	07. Marilyn McCoy	08. William G. Morton Jr.	09. Robert A. Oden, Jr.
	10. Frankie D. Hughes	11. Leonard M. Spalding, Jr.	12. Federick W. Ruebeck
13. James J. Schonbachler
To withhold your vote for any nominee(s), mark the “For All Except” box and write the nominee’s number on the line provided below.
				FOR	AGAINST	ABSTAIN
2.	To approve a new investment advisory agreement between the Fund and J.P. Morgan Investment Management Inc. to take effect on May 1, 2009;			☐	☐	☐

3.	To approve the amendment of one of the Fund’s investment restrictions to permit the Fund to write covered call option and purchase call options to close out open covered call options;			☐	☐	☐

4.	To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.			☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY AND RETURN USING THE ENCLOSED ENVELOPE PROVIDED.

JPM_19862_021109_B